UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 25, 2015 (June 15, 2015)

THC FARMACEUTICALS, INC.
formerly, City Media, Inc.
(Exact name of registrant as specified in its charter)

UTAH
(State or other jurisdiction of incorporation)

000-54754
(Commission File No.)

7170 E. McDonald Dr., Suite 3
Scottsdale, Arizona   85253
(Address of principal executive offices and Zip Code)

N/A
 (Former Address of principal executive offices and Zip Code if change since last report)

(480) 725-9060
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 15, 2015, Ed Rosenthal was hired as president of the Company. Mr. Rosenthal is a California horticulturist, author, publisher, businessman and advocate for the legalization of marijuana use.  Mr. Rosenthal owns Quick Trading Company, a California publishing company focused on the Cannabis industry and operates the blog edrosenthal.com.  He is also the author of numerous books about the cultivation of marijuana and was one of the first to research terpenes in the cannabis plant.  Mr. Rosenthal's book entitled "Ed's Growers Handbook" is the official course book for classes at Oaksterdam University.  Mr. Rosenthal has previously worked with state and local governments to implement the delivery of pharmaceutical-grade cannabis to patients with a doctor's prescription after approval of California's Proposition 215 authorizing medicinal use of marijuana and was deputized by the City of Oakland for cultivation of marijuana.  Mr. Rosenthal's research on terpenes will serve as the basis for his first project with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 26th day of June, 2015.

THC FARMACEUTICALS, INC.

BY:	MIKE GRAVEL
Mike Gravel, CEO